SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CATHERINE STORES

          GAMCO INVESTORS, INC.
                                12/15/99           10,000            20.7813
                                12/14/99            5,300            20.7969
                                12/13/99           10,000            20.8265
          GABELLI ASSOCIATES LTD
                                12/13/99            6,100            20.8265
          GABELLI ASSOCIATES FUND
                                12/15/99           30,000            20.7813
                                12/14/99           14,700            20.7969
          GABELLI FUNDS, LLC.
               THE GABELLI ABC FUND
                                12/14/99           11,500            20.8125




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.